Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

August 6, 2008

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549-7561

Re: EYI Industries, Inc.
    Commission File Number 000-29803

Dear Sirs:

We have read Item 4.01 of EYI Industries, Inc.'s Form 8K dated June 16, 2008 and have the following comments:

1. We agree with the statements made in the first, second and third paragraphs.

Sincerely,

/s/ Williams and Webster, P.S.

Williams and Webster, P.S.
Certified Public Accountants
Spokane, Washington